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                                                Exhibit 99.2




Analyst contact:
Dennis E. McDaniel
Vice President, Financial Accounting and Investor Relations
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com


For Immediate Release


     Ohio Casualty Corporation Announces New Organization
                 and Hiring of New Officers



FAIRFIELD, Ohio, April 25, 2001 -- Ohio Casualty Corporation
(NASDAQ: OCAS) announced today the organization of three operating business units and appointment of three new officers.

President and CEO Dan Carmichael, CPCU, said the new organizational structure will provide the necessary focus to better execute Ohio Casualty's strategic plan, which is currently being formulated and will be announced in June. "The new organization is designed to improve our focus on profitability, clearly define accountability for results, and tightly link product ownership and underwriting service in order to provide a consistent message to our agents and policyholders."

As part of the new organization, business units have been created for Personal Lines, Commercial Lines and Specialty Lines. Each of these business units will be headed by an executive vice president (EVP) who will function as the chief operating officer (COO) of each unit, explained Mr. Carmichael. They are: Elizabeth M. Riczko, 34, FCAS, MAAA, CPCU, Personal Lines; Jeffery Haniewich, 54, JD, CIC, Commercial Lines; and John Busby, 55, CPCU, Specialty Lines (Commercial Umbrella, Bonds and Farm).


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"Under this organization, the EVPs/COOs are directly
accountable for driving results in their units, which includes executing the strategies and tactics that will be outlined in the strategic plan," explained Mr. Carmichael. "The plan will define what products we will sell, what customers we will serve, where we want to operate and how we will provide quality service to earn our customers' business. As a midsize carrier, we will distinguish ourselves through speed, flexibility and improved underwriting results. I believe the leaders of the new business units are the right people to lead Ohio Casualty to a new era of underwriting excellence."

Mrs. Riczko began her career with Ohio Casualty in 1992 as a senior actuarial assistant and held subsequent actuarial management positions. In 1994, she was appointed assistant secretary and chief actuary, then joined the senior management group in 1995. In 1996, Mrs. Riczko was promoted to vice president and was named a senior vice president in 1998. She has overseen financial, actuarial and planning operations and served as corporate treasurer since 2000, duties she retains until new officers assume these positions. A graduate of Muhlenberg College (PA), where she earned a bachelor's degree in physics and mathematics, she is a member of the American Academy of Actuaries (MAAA) and achieved the Fellow designation from the Casualty Actuarial Society (FCAS) in 1994. She achieved the Chartered Property Casualty Underwriter designation in 2000.

Mr. Haniewich joined Ohio Casualty in 1998 as a regional vice president in the Raleigh Regional Office, and before that time, had 16 years of industry experience. He is a graduate of Cleveland State University, where he received a bachelor's degree in economics, and Cleveland Marshall College of Law, where he received his juris doctor. He also holds the Certified Insurance Counselor (CIC) designation.

Mr. Busby is a graduate of Butler University (IN), joining Ohio Casualty in 1970 as an underwriting trainee. He has held various positions in the underwriting career path, including field representative and branch manager. He was named an assistant vice president in 1989, and in 1991, was named vice president of Commercial Operations. Joining the senior management group in 1997, he was named senior vice president of property and casualty operations in 1999. Mr. Busby achieved the CPCU designation in 1980.

Other members of the Executive Management Team and the Corporate Support functions they lead include: Marketing - Senior Vice President John Bade; Claims - Senior Vice President Ralph Goode, CPCU, CLU; General Counsel - Senior Vice President Debra Crane, JD; Human Resources - Senior Vice President Howard Sloneker III; and Investments - Senior Vice President Richard Kelly, JD, CFA, CPCU, FLMI.

Three new officers

In addition, Ohio Casualty has filled three key officer positions, including chief technology officer, chief actuary and corporate treasurer.

John Kellington, 39, Cincinnati, OH, has been named chief technology officer (CTO) and will join the Executive Management Team, effective April 30. Mr. Kellington comes to Ohio Casualty from IBM Global Services, Cincinnati, OH, where he has served as chief


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architect and principal of the National Insurance Practice
since 1996. Prior to that, he served as senior I/T architect for IBM Global Services, and as client server architect, advisory system engineer and industrial engineer for IBM Corporation, Cincinnati, OH. Mr. Kellington graduated from the University of Cincinnati with a bachelor's degree in industrial engineering.

Thomas (Tom) E. Schadler, MAAA, FCAS, 50, has been named chief actuary and will join the Executive Management Team, effective April 30. Mr. Schadler had served as vice president and chief actuary for Grange Insurance, Columbus, OH, since 1997. Prior to that time, he was vice president and chief actuary for Shelby/Anthem/Vesta Companies, Shelby, OH and a commercial lines pricing manager for Great American Insurance Companies. Mr. Schadler graduated from Northern Kentucky University with a bachelor's degree in mathematics and received a master's degree in business administration/quantitative analysis from the University of Cincinnati. He achieved the Fellow, Casualty Actuarial Society (FCAS) designation in 1993 and is a member of the American Academy of Actuaries.

A. Larry Sisk, 52, has been elected treasurer of Ohio Casualty, effective May 9. Mr. Sisk formerly served as corporate vice president and treasurer for the Chicago Title and Trust Company, Chicago, IL. He had joined that firm in 1973 as a staff accountant and held additional positions as financial reporting manager, accounting officer, assistant vice president of treasury operations and vice president and treasurer. Prior to that time, he was an auditor for Arthur Young & Company (later Ernst & Young), Chicago, IL. Mr. Sisk received a bachelor's degree in accounting from Northern Illinois University. He became a Certified Public Accountant in 1974.

The Corporation continues its search for a chief financial officer (CFO).


Corporate profile
Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 36th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2000). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and has assets of approximately $4.49 billion as of Dec. 31, 2000.

Ohio Casualty Corporation publishes forward-looking statements relating to such matters as anticipated financial performance, business prospects and plans, regulatory developments and similar matters. The statements contained in this news release that are not historical information, are forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under The Securities Act of 1933 and The Securities Exchange Act of 1934 for forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Corporation's business include the following: changes in property and casualty reserves; catastrophe losses; premium and investment growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest


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rates; availability and pricing of reinsurance; litigation and administrative proceedings; ability of Ohio Casualty to integrate and retain business acquired from the Great American
Insurance Company; and general economic and market conditions.

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